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                       UNITED ASSET MANAGEMENT CORPORATION       Exhibit 21.1
                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

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                                             Jurisdiction of     Financial
Affiliated Firm                              Incorporation       Statements
- ---------------                              -------------       ----------

Acadian Asset Management, Inc.               Massachusetts       Consolidated
Alpha Global Fixed Income Managers           Delaware            Consolidated
Analytic Investment Management, Inc.         California          Consolidated
Barrow, Hanley, Mewhinney & Strauss, Inc.    Nevada              Consolidated
Cambiar Investors, Inc.                      Colorado            Consolidated
The Campbell Group, Inc.                     Delaware            Consolidated
Chicago Asset Management Company             Delaware            Consolidated
Cooke & Bieler, Inc.                         Pennsylvania        Consolidated
Dewey Square Investors Corporation           Delaware            Consolidated
Fiduciary Management Associates, Inc.        Delaware            Consolidated
First Pacific Advisors, Inc.                 Massachusetts       Consolidated
GSB Investment Management, Inc.              Delaware            Consolidated
Hagler, Mastrovita & Hewitt, Inc.            Delaware            Consolidated
Hamilton, Allen & Associates, Inc.           Delaware            Consolidated
Hanson Investment Management Company         California          Consolidated
Heitman Financial Ltd.                       Delaware            Consolidated
Heitman Properties Ltd.(1)                   Illinois            Consolidated
Hellman, Jordan Management Company, Inc.     Delaware            Consolidated
HT Investors, Inc.                           Delaware            Consolidated
Investment Counselors of Maryland, Inc.      Maryland            Consolidated
Tom Johnson Investment Management, Inc.      Massachusetts       Consolidated
Ki Pacific Asset Management, Inc.            Delaware            Consolidated
L&B Realty Advisors, Inc. (The L&B Group)    Delaware            Consolidated
C.S. McKee & Company, Inc.                   Pennsylvania        Consolidated
Murray Johnstone Holdings Limited            Scotland            Consolidated
Nelson, Benson & Zellmer, Inc.               Colorado            Consolidated
Newbold's Asset Management, Inc.             Pennsylvania        Consolidated
Northern Capital Management, Inc.            Wisconsin           Consolidated
NWQ Investment Management Company            Massachusetts       Consolidated
Olympic Capital Management, Inc.             Washington          Consolidated
Pell, Rudman & Co., Inc.                     Delaware            Consolidated
Regis Retirement Plan Services, Inc.         Massachusetts       Consolidated
Rice, Hall, James & Associates               California          Consolidated
The Rothschild Company                       Maryland            Consolidated
Sirach Capital Management, Inc.              Washington          Consolidated
Spectrum Asset Management, Inc.              Connecticut         Consolidated
Sterling Capital Management Company          North Carolina      Consolidated
Thompson, Siegel & Walmsley, Inc.            Virginia            Consolidated

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All of the Registrant's subsidiaries do business under the respective names indicated above and are wholly-owned.


(1) Heitman Properties, Ltd. has 30 wholly-owned property management subsidiaries operating in the U.S.